UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2013

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)              On April 5, 2013, RenaissanceRe Holdings Ltd. (the “Company”) entered into amendments to the employment agreements of each of its most senior executive officers, including the Company’s Chief Executive Officer, Neill A. Currie, and all of the Company’s other named executive officers (the “2013 Amendment”). The 2013 Amendment is designed to enhance aspects of the Company’s risk management and retention needs and to further align the interests of the Company’s shareholders and each of these executives (i) by providing the executive with a continued interest in the Company’s performance following certain qualifying terminations, and (ii) by eliminating the rights the executive has to receive accelerated vesting of certain outstanding unvested equity awards while still employed by the Company upon reaching the executive’s retirement eligibility date.

The 2013 Amendment provides that all outstanding equity awards, which as of their date of grant were subject to both service- and performance-based vesting requirements, that are held by the executive upon certain qualifying terminations will remain outstanding through the applicable performance period and will vest based on the actual level of achievement of the applicable performance goals at such time or times as would have been the case if the executive remained employed through all applicable service-vesting periods.

With respect to each of the executives who has not yet reached the date on which their age and years of services equals 65 (subject to a minimum of five years of service) (the “retirement eligibility date”), the 2013 Amendment removes such executive’s right pursuant to the terms of the executive’s employment agreement to an acceleration of certain outstanding unvested equity awards on the attainment of the executive’s retirement eligibility date.

The foregoing description of the 2013 Amendment does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the forms of the 2013 Amendment, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Amendment No. 4 to the Amended and Restated Employment Agreements for Executive Officers.

10.2	Amendment No. 3 to Further Amended and Restated Employment Agreement by and between RenaissanceRe Holdings Ltd. and Neill A. Currie.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2013	RENAISSANCERE HOLDINGS LTD.

	By:	/s/ Stephen H. Weinstein
Stephen H. Weinstein
Senior Vice President, General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Amendment No. 4 to the Amended and Restated Employment Agreements for Executive Officers.

10.2	Amendment No. 3 to Further Amended and Restated Employment Agreement by and between RenaissanceRe Holdings Ltd. and Neill A. Currie.